Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS

SECOND QUARTER 2022 RESULTS

– Purchased 3 Industrial Properties –

– Property Sales Generated $8.1 Million of Gains –

GREAT NECK, New York, August 3, 2022 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended June 30, 2022.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty stated, “As part of our ongoing efforts to reposition the portfolio to produce sustained growth and further support our dividend, we purchased three industrial properties during the quarter. As we continue our efforts to maximize returns on invested capital, in addition to accretive acquisitions, we executed on our stock repurchase program as part of our disciplined capital allocation strategy to build stockholder value.”

Operating Results:

Rental income was $21.5 million in the second quarter of 2022 compared to $20.3 million in the second quarter of 2021. This increase is due primarily to an additional $1.1 million of same-store rental income, of which $543,000, including $241,000 of deferred rent, is from Regal Cinemas.

Total operating expenses in the second quarter of 2022 were $13.5 million compared to $12.9 million for the second quarter of 2021. The change is due primarily to increases in depreciation, general and administrative, and real estate operating expenses.

Net income attributable to One Liberty in the second quarter of 2022 was $16.8 million, or $0.79 per diluted share, compared to $23.3 million, or $1.12 per diluted share, in the second quarter of 2021. Net income for the 2022 quarter includes $8.1 million, or $0.38 per diluted share, of gains from property sales and $5.4 million, or $0.25 per diluted share, from the settlement of the Round Rock litigation. Net income for the 2021 quarter includes $21.5 million, or $1.03 per diluted share, from the gains on the sales of the Whole Foods properties, before giving effect to the related $799,000, or $0.04 per diluted share, swap termination charge.

Funds from Operations, or FFO1, was $14.7 million, or $0.69 per diluted share, for the second quarter of 2022, compared to $7.7 million, or $0.37 per diluted share, in the second quarter of 2021. The increase is due primarily to the Round Rock settlement and to a lesser extent, the increase in rental income, including the deferred rent from Regal Cinemas.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

Adjusted Funds from Operations, or AFFO, was $10.4 million, or $0.49 per diluted share, for the quarter ended June 30, 2022, compared to $10.2 million, or $0.48 per diluted share, for the corresponding quarter in the prior year. Contributing to the change in the current quarter was the increase in rental income, including the deferred rent from Regal Cinemas.

Gains on property sales are excluded from the calculation of FFO and AFFO.

Diluted per share net income, FFO and AFFO were impacted negatively in the quarter ended June 30, 2022 from the corresponding quarter in the prior year by an average increase of approximately 303,000 in the weighted average number of shares of common stock outstanding as a result of stock issuances in connection with the equity incentive, at-the-market equity offering and dividend reinvestment programs, offset by the Company’s repurchase of 133,000 shares in the current quarter.

Balance Sheet:

At June 30, 2022, the Company had $17.6 million of cash and cash equivalents, total assets of $780.7 million, total debt of $426.9 million, and total stockholders’ equity of $315.2 million.

At August 1, 2022, One Liberty’s available liquidity was approximately $92.5 million, including $10.0 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $82.5 million available under its credit facility.

Transactions During the Quarter Ended June 30, 2022:

One Liberty purchased three industrial properties for an aggregate purchase price of $31.7 million, including related mortgage debt of $15.5 million obtained contemporaneously or shortly following the acquisition. One Liberty anticipates that such properties will contribute, in the six months ending December 31, 2022, approximately $972,000 of rental income (excluding variable rent) and $504,000 and $284,000 of depreciation and amortization expense and mortgage interest expense, respectively.

The Company sold two properties for an aggregate sales price of $13.3 million and an aggregate gain of $8.1 million. In the six months ended June 30, 2021, these two properties contributed an aggregate of $604,000 of rental income, $43,000 of mortgage interest expense and $193,000 of real estate operating expense, including $145,000 of depreciation and amortization expense.

Share Buyback:

During the quarter ended June 30, 2022, the Company repurchased approximately 133,000 shares at an average price per share of $25.46. At June 30, 2022, the remaining amount the Company is currently authorized to repurchase is approximately $4.1 million of its common stock.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

One Liberty computes adjusted funds from operations, or AFFO, by adjusting from FFO for its straight-line rent accruals and amortization of lease intangibles, deducting income on settlement of litigation, income on insurance recoveries from casualties, lease termination and assignment fees, and adding back amortization of restricted stock and restricted stock unit compensation expense, amortization of costs in connection with our financing activities (including our share of our unconsolidated joint ventures), and debt prepayment costs. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income for 2022 exclude any related variable rent, anticipated property purchases and/or sales may not be completed during the period indicated or at all, and estimates of gains from property sales are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial and retail properties. Many of these properties are subject to long term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	June 30,	December 31,
	2022	2021

ASSETS
Real estate investments, at cost	$861,050	$837,641
Accumulated depreciation	(163,792)	(160,664)
Real estate investments, net	697,258	676,977

Properties held-for-sale	3,766	1,270
Investment in unconsolidated joint ventures	10,398	10,172
Cash and cash equivalents	17,624	16,164
Unbilled rent receivable	14,826	14,330
Unamortized intangible lease assets, net	20,845	20,694
Other assets	15,936	13,346
Total assets	$780,653	$752,953

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of $3,339 and $3,316 of deferred financing costs, respectively	$399,476	$396,344
Line of credit-outstanding, net of $108 and $216 of deferred financing costs, respectively	27,392	11,484
Unamortized intangible lease liabilities, net	10,870	10,407
Other liabilities	26,813	28,440
Total liabilities	464,551	446,675

Total One Liberty Properties, Inc. stockholders' equity	315,160	305,332
Non-controlling interests in consolidated joint ventures	942	946
Total equity	316,102	306,278
Total liabilities and equity	$780,653	$752,953

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Rental income, net	$21,472	$20,305	$43,003	$40,989
Lease termination fees	—	117	25	249
Total revenues	21,472	20,422	43,028	41,238

Operating expenses:
Depreciation and amortization	5,905	5,702	11,748	11,459
General and administrative	3,973	3,769	7,765	7,411
Real estate operating expenses	3,549	3,387	7,236	7,073
State taxes	77	91	151	166
Total operating expenses	13,504	12,949	26,900	26,109

Other operating income
Gain on sale of real estate, net	8,050	21,491	12,699	21,491
Operating income	16,018	28,964	28,827	36,620

Other income and expenses:
Equity in earnings (loss) of unconsolidated joint ventures	112	20	228	(2)
Prepayment costs on debt	—	(799)	—	(799)
Income on settlement of litigation	5,388	—	5,388	—
Other income	54	17	980	187
Interest:
Expense	(4,353)	(4,574)	(8,659)	(9,208)
Amortization and write-off of deferred financing costs	(434)	(296)	(639)	(509)

Net income	16,785	23,332	26,125	26,289
Net (income) loss attributable to non-controlling interests	(18)	(3)	(35)	2

Net income attributable to One Liberty Properties, Inc.	$16,767	$23,329	$26,090	$26,291

Net income per share attributable to common stockholders-diluted	$0.79	$1.12	$1.23	$1.26

Funds from operations - Note 1	$14,741	$7,661	$25,377	$16,500
Funds from operations per common share-diluted - Note 2	$0.69	$0.37	$1.19	$0.79

Adjusted funds from operations - Note 1	$10,404	$10,150	$21,058	$20,159
Adjusted funds from operations per common share-diluted - Note 2	$0.49	$0.48	$0.99	$0.96

Weighted average number of common shares outstanding:
Basic	20,364	20,013	20,372	20,008
Diluted	20,480	20,187	20,485	20,175

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Note 1:	2022	2021	2022	2021
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$16,767	$23,329	$26,090	$26,291
Add: depreciation and amortization of properties	5,772	5,597	11,497	11,253
Add: our share of depreciation and amortization of unconsolidated joint ventures	130	132	259	267
Add: amortization of deferred leasing costs	133	105	251	206
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	6	8	11	15
Deduct: gain on sale of real estate, net	(8,050)	(21,491)	(12,699)	(21,491)
Adjustments for non-controlling interests	(17)	(19)	(32)	(41)
NAREIT funds from operations applicable to common stock	14,741	7,661	25,377	16,500
Deduct: straight-line rent accruals and amortization of lease intangibles	(917)	(182)	(1,483)	(319)
Deduct/Add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(7)	2	(16)	1
Deduct: income on settlement of litigation	(5,388)	—	(5,388)	—
Deduct: income on insurance recoveries from casualty loss	—	—	(918)	(20)
Deduct: lease termination fee income	—	(117)	(25)	(249)
Deduct: our share of unconsolidated joint venture lease termination fee income	(25)	—	(25)	—
Deduct: lease assignment fee income	—	—	—	(100)
Add: amortization of restricted stock and RSU compensation	1,559	1,685	2,884	3,028
Add: prepayment costs on debt	—	799	—	799
Add: amortization and write-off of deferred financing costs	434	296	639	509
Add: our share of amortization of deferred financing costs of unconsolidated joint ventures	4	4	8	8
Adjustments for non-controlling interests	3	2	5	2
Adjusted funds from operations applicable to common stock	$10,404	$10,150	$21,058	$20,159

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$0.79	$1.12	$1.23	$1.26
Add: depreciation and amortization of properties	0.26	0.27	0.54	0.54
Add: our share of depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.01	0.01
Add: amortization of deferred leasing costs	0.01	—	0.01	0.01
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	—	—	—
Deduct: gain on sale of real estate, net	(0.38)	(1.03)	(0.60)	(1.03)
Adjustments for non-controlling interests	—	—	—	—
NAREIT funds from operations per share of common stock-diluted (a)	0.69	0.37	1.19	0.79
Deduct: straight-line rent accruals and amortization of lease intangibles	(0.04)	(0.01)	(0.08)	(0.02)
Deduct/Add: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	—	—	—	—
Deduct: income on settlement of litigation	(0.25)	—	(0.25)	—
Deduct: income on insurance recoveries from casualty loss	—	—	(0.04)	—
Deduct: lease termination fee income	—	(0.01)	—	(0.01)
Deduct: our share of unconsolidated joint venture lease termination fee income	—	—	—	—
Deduct: lease assignment fee income	—	—	—	—
Add: amortization of restricted stock and RSU compensation	0.07	0.08	0.14	0.14
Add: prepayment costs on debt	—	0.04	—	0.04
Add: amortization and write-off of deferred financing costs	0.02	0.01	0.03	0.02
Add: our share of amortization of deferred financing costs of unconsolidated joint ventures	—	—	—	—
Adjustments for non-controlling interests	—	—	—	—
Adjusted funds from operations per share of common stock-diluted (a)	$0.49	$0.48	$0.99	$0.96

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.